EXHIBIT 21

                   ACTIVE SUBSIDIARIES OF PEPSICO, INC.

                             DECEMBER 31, 1994

                                                               State or
                                                              Country of
     Subsidiary                                             Incorporation

     A & M Food Services, Inc.                              Nevada
       El KrAm, Inc.                                        Iowa
       Pizza Huts of the Northwest, Inc.                    Minnesota
     Ainwick Corporation                                    Oregon
     Anderson Hill Insurance Limited                        Bermuda
     Atlantic Soft Drink Company, Inc.                      South Carolina
       Atlantic Soft Drink Company of Knoxville             Tennessee
       Waycross Pepsi-Cola Bottling Co., Inc.               Georgia
     Beaman Bottling Company                                Tennessee
     Beverages, Foods & Service Industries, Inc.            Delaware
     Chevys, Inc.                                           California
       Chevys, Inc.                                         Delaware
       Chevys Inc., Las Vegas                               Nevada
     CPK Acquisition Corp.                                  California
       California Pizza Kitchen, Inc.                       California
         California Pizza Kitchen of Delaware, Inc.         Delaware
         California Pizza Kitchen of Illinois               Illinois
         California Pizza Kitchen of Scottsdale, Inc.       Arizona
         California Pizza Kitchen of Tyson's Corner         Virginia
     Davlyn Realty Corporation                              Delaware
     East Kentucky Beverage Company, Inc.                   Kentucky
     Equity Beverage, Inc.                                  Delaware
     Hostess-FL NRO Ltd.                                    Canada
     Hot 'n Now, Inc.                                       Michigan
       Burger One Inc.                                      Michigan
       HNN, Inc.                                            Delaware
     Japan Frito-Lay Ltd.                                   Japan
     Kentucky Fried Chicken of California, Inc.             Delaware
       Kentucky Fried Chicken of Southern California, Inc.  California
     National Beverages, Inc.                               Florida
     North Pacific Territories Holding Company              Washington
       Alpac Corporation                                    Washington
         Gamble, Inc.                                       Oregon
         MBA Western Co.                                    Delaware
           Western Bottling Company, Inc.                   Washington
             Mann Bottling Company, Inc.                    Idaho
             Pepsi Cola Bottling Company of
              Everett, Inc.                                 Washington
         Pepsi-Cola Bottling Company of Alaska, Inc.        Alaska
     PepsiCo Capital Corporation N.V.                       Neth. Antilles
       Kentucky Fried Chicken Corporate Holdings, Ltd.      Delaware
         Kentucky Fried Chicken International
           Holdings, Inc.                                   Delaware
           PepsiCo Puerto Rico, Inc.                        Delaware
             PRS, Inc.                                      Delaware
               PEI N.V.                                     Neth. Antilles
           Seven-Up Nederland B.V.                          Netherlands
             PepsiCo IVI S.A.                               Greece
             Pepsi-Cola International (PVT) Limited         Pakistan
             Pepsi-Cola Mamulleri Limited Sirketi           Turkey
               Pizza Gida Isletmeleri                       Turkey
             KFC Canada (NRO) Ltd.                          Canada
       PepsiCo Finance (Antilles A) N.V.                    Neth. Antilles
         Pepsi-Cola Canada (NRO) Ltd.                       Canada
           Pepsi-Cola Canada, Ltd.                          Canada
       PepsiCo Finance (Antilles B) N.V.                    Neth. Antilles
         Pepsi-Cola France SNC                              France
         Pepsi-Cola G.m.b.H.                                Germany
           Florida Int'l. Fruchtsaftgetraenke G.m.b.H.      Germany
           Pizza Hut Restauration G.m.b.H. & Co. K.G.       Germany
       Pepsi-Cola Argentina, S.A.C.I.                       Argentina
         Inversiones PFI Chile Limitada                     Chile
           Evercrisp Snack Products de Chile S.A.           Chile
       Pepsi Snacks Argentina S.A.                          Argentina
     PepsiCo China, Ltd.                                    China
     PepsiCo Holdings Ltd.                                  England
       Kentucky Fried Chicken (Great Britain) Limited       England
       PepsiCo International Ltd.                           England
       PepsiCo Property Management Limited                  England
       PepsiCo World Trading Company (UK) Ltd.              England
       Pizza Hut International (England) Ltd.               England
       Pizza Hut (UK) Ltd.                                  England
       Smiths Crisps Limited                                England
       Walkers Smiths Snack Foods Limited                   England
         Crispflow Limited                                  England
         Frito-Lay Holdings Limited                         England
         PFI Agriculture Europe Ltd.                        England
     PepsiCo Overseas Corp.                                 Delaware
     PepsiCo Overseas Finance N.V.                          Neth. Antilles
     PepsiCo Services Corp.                                 Delaware
     PepsiCo World Trading Company, Inc.                    Delaware
     Pepsi-Cola (Bermuda) Limited                           Bermuda
       The Concentrate Manufacturing Company of Ireland     Ireland
          Seven-Up Ireland Limited                          Ireland
          Pepsi-Cola Manufacturing (Ireland)                Ireland
            PARCO N.V.                                      Neth. Antilles
              Paine Corporation N.V.                        Neth. Antilles
                Paige N.V.                                  Neth. Antilles
                  PepsiCo Finance (U.K.) Limited            England
                    Pizza Belgium S.A.                      Belgium
                    E Wedel S.A.                            Poland
                  PepsiCo (Ireland) Limited                 Ireland
     Pepsi-Cola Bottling Company of Los Angeles             California
       Channel Island Beverage Co., Inc.                    California
     Pepsi-Cola Commodities, Inc.                           Delaware
     Pepsi-Cola de Espana, S.A.                             Spain
       Compania de Bebides PepsiCo, S.A.                    Spain
       Kas S.A.                                             Spain
       Pizza Hut de Espana S.A.                             Spain
       Snack Vendures Europe S.C.A.                         Europe
     Pepsi-Cola de France S.A.R.L.                          France
     Pepsi-Cola Equipment Corp.                             New York
     Pepsi-Cola Far East Trade Development Co., Inc.
     Philippines
     Pepsi-Cola Interamericana de Guatemala S.A.            Guatemala
     Pepsi-Cola International Limited                       Bermuda
     Pepsi-Cola International Limited (U.S.A.)              Delaware
     Pepsi-Cola Metropolitan Bottling Company, Inc.         New Jersey
       General Cinema Beverages, Inc.                       Delaware
       Laurel Group Limited                                 Pennsylvania
       New Century Beverage Company                         California
         Belfast Bottling Co. of Reno                       Nevada
       Pepsi-Cola Alton Bottling, Inc.                      Illinois
       Pepsi-Cola Mediterranean, Ltd.                       Delaware
         Seven-Up International, Inc.                       Delaware
           Seven-Up Southern Hemisphere, Inc.               Missouri
     Pepsi-Cola Mexicana S.A. de C.V.                       Mexico
     Pepsi-Cola Panamericana, S.A.                          Delaware
     Pepsi-Cola Personnel, Inc.                             Delaware
     Pepsi Cola San Joaquin Bottling Company                Delaware
     Pizza Hut, Inc.                                        Delaware
       PepsiCo Australia Pty., Ltd.                         Australia
         Pizza Hut Properties Pty. Ltd.                     Australia
       Pizza Hut of America, Inc.                           Delaware
         Bell Taco Funding Syndicate                        Australia
         PGCC, Inc.                                         Delaware
           General Cinema Beverages of Akron, Inc.          Delaware
           General Cinema Beverages of Dayton, Inc.         Delaware
           General Cinema Beverages of Ohio, Inc.           Delaware
           General Cinema Beverages of
            Springfield, Inc.                               Delaware
           General Cinema Beverages of
            Youngstown, Inc.                                Delaware
     Pizza Management, Inc.                                 Texas
       Pizza Management de Espana, S.A.                     Spain
       Restaurant Associates, S.A.                          Spain
     Recot, Inc.                                            Delaware
       Frito-Lay, Inc.                                      Delaware
         FL Holding, Inc.                                   Delaware
           Opco Holding Inc.                                Delaware
             Pepsi-Cola Operating Company of Chesapeake
              and Indianapolis                              Delaware
         TGCC, Inc.                                         Delaware
           General Cinema Beverages of
            Ft. Myers, Inc.                                 Delaware
           General Cinema Beverages of Georgia, Inc.        Delaware
           General Cinema Beverages of Indiana, Inc.        Delaware
           General Cinema Beverages of Miami, Inc.          Delaware
           General Cinema Beverages of
            North Florida, Inc.                             Delaware
           General Cinema Beverages of Virginia, Inc.       Delaware
           General Cinema Beverages of
            Washington, D.C., Inc.                          Delaware
           General Cinema Beverages of
            West Virginia, Inc.                             Delaware
         Midland Bottling Co.                               Delaware
           MBA Brainerd Co.                                 Delaware
             Brainerd-Wadena Beverage Company               Minnesota
           MBA Dodge City Co.                               Delaware
             Pepsi-Cola Bottling Company of
              Dodge City, Inc.                              Minnesota
           MBA Elko Co.                                     Delaware
             Elko Bottling Co.                              Nevada
           MBA Grand Island Co.                             Delaware
             Pepsi-Cola Bottling Company of
               Grand Island                                 Nebraska
           MBA Grand Rapids Co.                             Delaware
             Iron Range Bottling Co., Inc.                  Minnesota
           MBA Jackson Co.                                  Delaware
             Jackson David Bottling Co.                     Colorado
           MBA Lyons Co.                                    Delaware
             Pepsi-Cola Bottling Company of
              Lyons, Inc.                                   Minnesota
           MBA Mesa Co.                                     Delaware
             Mesa Beverage Company                          Colorado
           MBA Omaha Co.                                    Delaware
             Pepsi-Cola Bottling Company of
              Omaha, Inc.                                   Nebraska
           MBA Recyclers Co.                                Delaware
             Contract Recyclers, Inc.                       Minnesota
           MBA Salt Lake Co.                                Delaware
             Pepsi-Cola Bottling Company of
              Salt Lake City, Inc.                          Minnesota
           MBA St. Louis Co.                                Delaware
             Pepsi-Cola Bottling Company of
              St. Louis, Inc.                               Missouri
               Edmund Industrial Redevelopment
                Corporation                                 Missouri
           MBA St. Paul Co.                                 Delaware
             Pepsi-Cola Bottling Company of
              Minneapolis and St. Paul                      Minnesota
               Contract Beverages, Inc.                     Minnesota
           MBA Tulsa Beverage Co.                           Delaware
             Beverage Products Corporation                  Oklahoma
           MBA Wichita Co.                                  Delaware
             Pepsi-Cola Bottling Company of
              Wichita, Inc.                                 Minnesota
         Pepsi-Cola Bottling Company of Tampa               Florida
         NKFC, Inc.                                         Delaware
           QSR, Inc.                                        Delaware
             KFC Enterprises, Inc.                          Delaware
               Kentucky Fried Chicken Corporation           Delaware
                 KFC Corporation                            Delaware
                   General Cinema Beverages of
                    California, Inc.                        Delaware
                   General Cinema Beverages of
                    North Carolina, Inc.                    Delaware
                   KFC National Management Company          Delaware
         Smartfoods, Inc.                                   Delaware
     Redux Realty, Inc.                                     Delaware
     Rice Bottling Enterprises, Inc.                        Tennessee
     Sabritas, S.A. de C.V.                                 Mexico
       Empresas Gamesa, S.A. de C.V.                        Mexico
         Groupo Gamesa, S.A. de C.V.                        Mexico
     Shelbyville Bottling Company, Inc.                     Tennessee
     Taco Bell Corp.                                        California
       Calny, Inc.                                          Delaware
       Taco Bell of California, Inc.                        California
       Taco Bell Royalty Company                            California
         Taco Del Sur, Inc.                                 Georgia
         Tenga Taco, Inc.                                   Florida
       Taco Enterprises, Inc.                               Michigan
       TBLD Corp.                                           California
     TFL Holdings, Inc.                                     Delaware
     Upper Midwest Pizza Hut, Inc.                          Delaware
     Von Karman Leasing Corp.                               Delaware
     Wilson International Sales Corporation                 Delaware





     Omitted from the above list are approximately 340 insignificant or inactive subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. The list also excludes approximately 100 subsidiaries of Pizza Hut, Inc., of which 80 operate restaurants in the U.S., and approximately 40 subsidiaries of Kentucky Fried Chicken Corporation and Kentucky Fried Chicken Corporate Holdings, Ltd., which operate restaurants outside of the U.S.